                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          -------------------------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) or 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       Bolder Technologies Corporation
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

                    Delaware                                      84-1166231
------------------------------------------------         -----------------------
    (State of Incorporation or Organization)                  (I.R.S. Employer
                                                             Identification No.)

 4403 Table Mountain Parkway, Golden, Colorado                      80403
------------------------------------------------         -----------------------
    (Address of Principal Executive Offices)                     (Zip Code)

If this form relates to the registration of a               If this form relates to the registration of a
class of securities pursuant to Section 12(b) of            class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to               the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                 General Instruction A.(d), please check the
following box.  [ ]                                         following box.  [X]

Securities Act registration statement file number to which this form relates:

                                                             -------------------
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                   Names of Each Exchange on Which
     to be so Registered                   Each Class is to be Registered
-------------------------------          ----------------------------------
            None

Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Share Purchase Rights
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Preferred Share Purchase Rights to be registered hereunder is contained in Item 5 of the Registrant's Form 8-K Current Report filed with the Securities and Exchange Commission on January 23, 1998, and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit
Number   Description
------   -----------

1.1      Specimen Right Certificate.  *

2.1      Rights Agreement, dated as of January 23, 1998 between the Registrant and American Stock Transfer &
         Trust Company.  *


* Filed as an exhibit to the Registrant's Form 8-K Current Report on January 23, 1998 and incorporated herein by reference.





                                      1.

                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        BOLDER TECHNOLOGIES CORPORATION



Date:  January 23, 1998                 By:  /s/ JOSEPH F. FOJTASEK
                                           -------------------------------------
                                             Joseph F. Fojtasek
                                             Chief Financial Officer, Vice
                                                President of Finance and
                                                Administration, Treasurer and
                                                Secretary (Principal Financial
                                                and Accounting Officer)





                                      2.